Exhibit 99.1

PARK ELECTROCHEMICAL CORP.                Contact:  James W. Kelly
NEWS RELEASE                                 48 South Service Road
                                                Melville, NY 11747
                                                    (631) 465-3600

        PARK ELECTROCHEMICAL REPORTS FIRST QUARTER RESULTS

Melville, New York, June 28, 2006......Park Electrochemical  Corp.
(NYSE-PKE) reported sales of $62,838,000 for its 2007 fiscal year first quarter ended May 28, 2006 compared to sales of $55,676,000 for the first quarter of last year.

Park reported net earnings of $8,894,000 for the first quarter ended May 28, 2006 compared to net earnings before special items of $6,387,000 for last fiscal year's first quarter ended May 29, 2005. (The Company recorded an after-tax charge of $1,059,000 for employment termination benefits related to the reduction in workforce at its Neltec Europe SAS subsidiary in Mirebeau, France during the first quarter ended May 29, 2005.) Net earnings were $8,894,000 for the quarter ended May 28, 2006 compared to net earnings of $5,328,000 for last year's first quarter.

Park's basic and diluted earnings per share were $.44 for the first quarter ended May 28, 2006 compared to basic and diluted earnings per share before special items of $.32 for last year's first quarter. Basic and diluted earnings per share were $.44 for the quarter ended May 28, 2006 compared to basic and diluted earnings per share of $.27 for last year's first quarter. The effective tax rate for the first quarter ended May 28, 2006 was 23.0% compared to a rate of 10.0% before special items for last year's first quarter.

Brian Shore, Park's President and CEO, said, "The markets for our Advanced Materials product lines, including our Nelcor digital and RF/microwave printed circuit materials product lines and our NelcoteTM advanced composite product line, continued to be relatively healthy during our first quarter. We are moving forward with numerous projects to enhance our Advanced Materials business, including the establishment of a new facility in Singapore to produce advanced composite materials for the aerospace industry, the upgrading of our Advanced Materials R&D capabilities and the installation of PTFE lamination capabilities in Singapore. We have completed our new factory in Zhuhai, China, and are in the process of testing the factory's new equipment."

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 289-0569.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Sunday, July 2, 2006. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 8112944 or on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles ("GAAP") financial measures, which include special items, such as employment termination benefits charges. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company's operating performance, since the Company's on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to net earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Certain portions of this press release may be deemed to constitute forward looking statements that are subject to various factors which could cause actual results to differ materially from Park's expectations. Such factors include, but are not limited to, general conditions in the electronics industry, Park's competitive position, the status of Park's relationships with its customers, economic conditions in international markets, the cost and availability of utilities, and the various factors set forth in
Item 1A "Risk Factors" and under the caption "Factors That May Affect Future Results" after Item 7 of Park's Annual Report on Form 10-K for the fiscal year ended February 26, 2006.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials (the Nelcor product line) and advanced composite materials (the NelcoteTM product line) principally for the telecommunications and internet infrastructure, high-end computing and aerospace markets. Park's core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company's manufacturing facilities are located in Singapore, China, France, Connecticut, New York, Arizona and California.

Additional corporate information is available on the Company's web site at www.parkelectro.com.


The performance table (in thousands, except per share amounts-unaudited):

                                            13 weeks Ended
                                            --------------
                                       5/28/06         5/29/05
                                       -------         -------

Sales                                  $62,838         $55,676

Net Earnings before Special Items       $8,894          $6,387
  Special Items                             -            1,059
                                       -------         -------
    Net Earnings                        $8,894          $5,328

Basic and Diluted Earnings Per Share:
  Earnings before Special Items          $0.44           $0.32
  Special Items                             -             0.05
                                       -------         -------
    Earnings Per Share                   $0.44           $0.27

Weighted Average Shares Outstanding:
  Basic                                 20,135          19,947
  Diluted                               20,356          20,076


The comparative balance sheets (in thousands):

                                           5/28/06        2/26/06
                                           -------        -------
                                          (unaudited)
     Assets
     ------
     Current Assets
       Cash and Marketable Securities      $203,936      $199,652

        Accounts Receivable, Net             38,450        35,964
        Inventories                          15,531        15,022
        Other Current Assets                  4,395         3,023
                                           --------      --------
          Total Current Assets              262,312       253,661

     Fixed Assets, Net                       52,433        54,370
     Other Assets                             3,260         3,281
                                           --------      --------
          Total Assets                     $318,005      $311,312
                                           ========      ========


     Liabilities and Stockholders' Equity
     ------------------------------------
     Current Liabilities
        Accounts Payable                   $ 11,684     $ 13,259
        Accrued Liabilities                  15,518       14,651
        Income Taxes Payable                  8,384       10,817
                                           --------     --------
          Total Current Liabilities          35,586       38,727

     Deferred Income Taxes                    5,185        5,193
     Stock Option Liability - Non current       295           -
     Restructuring Accruals - Non current     4,595        4,718

     Liability from Discontinued Operations  17,251       17,251
                                           --------     --------
          Total Liabilities                  62,912       65,889

     Stockholders' Equity                   255,093      245,423

          Total Liabilities and
          Stockholders' Equity             $318,005     $311,312
                                           ========     ========
     Equity Per Share                        $12.64       $12.20
                                           ========     ========


 Detailed operating information (in thousands - unaudited):

                                             13 Weeks Ended
                                             --------------
                                         5/28/06         5/29/05
                                         -------         -------
   Net Sales                            $ 62,838        $ 55,676
   Cost of Sales                          46,475          43,646
     %                                     74.0%           78.4%
   Gross Profit                           16,363          12,030
     %                                     26.0%           21.6%
   Selling, General and Administrative
     Expenses                              6,761           6,269
     %                                     10.7%           11.3%
   Profit from Operations                  9,602           5,761
     %                                     15.3%           10.3%
   Other Income                            1,949           1,336
     %                                      3.1%            2.4%
   Pre-Tax Profit                         11,551           7,097
     %                                     18.4%           12.7%
   Income Tax Provision (Benefit)          2,657             710
     Effective Tax Rate                    23.0%           10.0%

   Net Profit before Special Items         8,894           6,387
     %                                     14.2%           11.5%

 Special Items:
   Employment Termination Benefits Charge     -            1,059
     %                                        -             1.9%
   Income Tax Benefit                         -               -
     Effective Tax Rate                       -               -
   After-Tax Employment Termination
     Benefits Charge                          -            1,059
     %                                        -             1.9%
 After Special Items:
   Earnings before Income Taxes           11,551           6,038
     %                                     18.4%           10.8%
   Income Tax Provision                    2,657             710
     Effective Tax Rate                    23.0%           11.8%
   Net Earnings                            8,894           5,328
     %                                     14.2%            9.6%


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